                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                            CORRPRO COMPANIES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                  [CORRPRO COMPANIES LOGO]
                                                     World Headquarters
                                                     1090 Enterprise Drive
                                                     Medina, OH 44256
                                                     Tel: 330/723-5082 - Fax:
                                                     330/723-0694
                                                     http://www.corrpro.com

August 30, 2002

Dear Corrpro Shareholders:

     We invite you to attend Corrpro's 2002 annual shareholders' meeting. It will be held on Thursday, September 19, 2002, at the Best Western, 2875 Medina Road, Medina, Ohio 44256, beginning at 10:00 a.m., eastern daylight savings time.

     During the meeting, we will review the performance of our business over the past fiscal year and will consider the matters explained in the formal notice and proxy statement that follows.

     Please vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely,

/s/ Joseph W. Rog
Joseph W. Rog
Chairman of the Board, Chief Executive Officer,
and President

                                  [CORRPRO COMPANIES LOGO]
                                                     World Headquarters
                                                     1090 Enterprise Drive
                                                     Medina, OH 44256
                                                     Tel: 330/723-5082 - Fax:
                                                     330/723-0694
                                                     http://www.corrpro.com

                            CORRPRO COMPANIES, INC.

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING

                         TO BE HELD SEPTEMBER 19, 2002
--------------------------------------------------------------------------------

To the Holders of Common Shares of
  Corrpro Companies, Inc.:

     We will hold the annual shareholders' meeting of Corrpro Companies, Inc. at the Best Western, 2875 Medina Road, Medina, Ohio 44256, on Thursday, September 19, 2002, at 10:00 a.m., eastern daylight savings time.

     The meeting's purpose is to:

        1. Elect three directors; and

        2. Consider any other matters which properly come before the meeting and any adjournments.

     Only holders of record of common shares at the close of business on August 15, 2002 are entitled to receive notice of and to vote at the meeting. A list of the shareholders entitled to vote will be available for examination at the meeting by any shareholder for any proper purpose related to the meeting.

     We have enclosed our fiscal 2002 annual report, which includes our financial statements, and our proxy statement with this notice of annual meeting.

     To assure your wishes are carried out, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a postage prepaid return envelope. Your proxy is being solicited on behalf of Corrpro's Board of Directors.

/s/ John D. Moran
John D. Moran
Secretary

August 30, 2002

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------

                            CORRPRO COMPANIES, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

ANNUAL SHAREHOLDERS' MEETING
--------------------------------------------------------------------------------

     Corrpro's 2002 annual shareholders' meeting will be held on September 19, 2002, beginning at 10:00 a.m., eastern daylight savings time. It will be held at the Best Western, 2875 Medina Road, Medina, Ohio 44256.

RECORD DATE
--------------------------------------------------------------------------------

     Shareholders of record as of the close of business on August 15, 2002 are entitled to vote at the meeting. Each share is entitled to one vote. On August 15, 2002, we had 8,408,276 common shares outstanding.

AGENDA
--------------------------------------------------------------------------------

     The purpose of the meeting is to:

          1. Elect three directors; and

          2. Consider any other proper business.

PROXIES
--------------------------------------------------------------------------------

     We will follow your voting instructions on the proxy card that you return. If no instructions are given, we will vote signed proxies FOR the Board's nominees. The proxy holders will use their discretion on other matters. If a nominee is unable to serve or for good cause will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

PROXIES SOLICITED BY
--------------------------------------------------------------------------------

     Corrpro is soliciting this proxy on behalf of the Corrpro Board of Directors.

FIRST MAILING DATE
--------------------------------------------------------------------------------

     This proxy statement is being mailed to shareholders on or about August 30, 2002.

REVOKING YOUR PROXY
--------------------------------------------------------------------------------

     You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed under "Voting Procedures/Revoking Your Proxy."

FISCAL YEAR
--------------------------------------------------------------------------------

     Our fiscal year is the 12-month period beginning April 1 and ending March
31. Unless otherwise noted, we are presenting information for our fiscal year that ended March 31, 2002. Fiscal 2002 means our most recently completed fiscal year, which ended March 31, 2002. Fiscal 2003 means our current fiscal year that will end March 31, 2003.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT
   PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                               TABLE OF CONTENTS

General Information.........................................   1
Proposal One: Election of Directors.........................   3
Board Information...........................................   6
Board Compensation..........................................   6
Compensation Committee Report on Executive
  Compensation(1)...........................................   7
Company Stock Performance(1)................................   9
Executive Compensation and Other Information(1).............  10
Section 16(a) Beneficial Ownership Reporting Compliance.....  15
Corrpro Share Ownership.....................................  15
Compensation Committee Interlocks and Insider
  Participation.............................................  17
Audit Committee Report(1)...................................  17
Independent Auditors........................................  18
Voting Procedures/Revoking Your Proxy.......................  18
Proxy Solicitation..........................................  19
Submission of Shareholder Proposals.........................  19
Other Business..............................................  20

---------------

(1)The Compensation Committee Report on Executive Compensation, the Company Stock Performance Graph, the Report on Repricing and the Audit Committee Report will not be incorporated by reference into any present or future filings we make with the SEC, even if those reports incorporate all or any part of this proxy statement.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

BOARD STRUCTURE
--------------------------------------------------------------------------------

     The number of directors on the Board is set at seven. The directors are divided into two classes. At each annual meeting, the term of one class expires. Directors in each class serve for two-year terms.

BOARD NOMINEES FOR TERMS EXPIRING AT THE 2004 ANNUAL MEETING:
--------------------------------------------------------------------------------

     We will elect three directors this year. We urge you to vote FOR Mr. Baach, Mr. Millis, and Dr. Rogers as directors for a two-year term ending at the 2004 annual shareholders' meeting. Each of the nominees has agreed to continue to serve as a director if elected.

MICHAEL K. BAACH
--------------------------------------------------------------------------------

     Mr. Baach has been a director of Corrpro since August 2000 and an Executive Vice President since April 1993. Mr. Baach was our Vice President of Sales and Marketing from our formation in 1984 until February 1992 when he was elected Senior Vice President. Mr. Baach has over 20 years of experience in the corrosion control market and has been responsible for Corrpro's marketing and sales activities, manufacturing and international operations. Mr. Baach attended Cuyahoga Community College. Age 47.

HARRY W. MILLIS
--------------------------------------------------------------------------------

     Mr. Millis has been a director of Corrpro since February 2002. Mr. Millis has been Managing Director of SM Berger & Company, Inc., an investor relations consulting firm, since January 1999. From April 1991 to January 1999, he was Managing Director for Fundamental Research, Inc., an investment research corporation. Mr. Millis began his financial career at National City Bank, was a general partner in the brokerage firm of Prescott, Ball & Turben, where he also served as Partner in Charge of Institutional Research, and then joined McDonald & Co. as a general partner in 1979. Age 65.

WARREN F. ROGERS
--------------------------------------------------------------------------------

     Dr. Rogers has been a director of Corrpro since July 1996. Dr. Rogers has been President of Warren Rogers Associates, Inc., a Newport, Rhode Island firm which provides underground storage tank management and consulting services, including mathematical and statistical modeling, since 1979. Dr. Rogers also served as a Vice President of the Center for Naval Analysis in Alexandria, Virginia from 1982 to 1989. He earned a Ph.D. in statistics from Stanford University and has an M.S. in Operations Research from the U.S. Naval Post-Graduate School. Age 72.

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

CONTINUING DIRECTORS WHOSE
TERMS EXPIRE AT THE 2003 ANNUAL MEETING:
--------------------------------------------------------------------------------

JOSEPH W. ROG
--------------------------------------------------------------------------------

     Mr. Rog has been a director and Corrpro's Chief Executive Officer since our formation in 1984. Mr. Rog became Chairman of the Board in June 1993 and has been President since June 1995. Mr. Rog also was Corrpro's President between January 1984 and June 1993. Mr. Rog has over 35 years of industry experience in various technical and management capacities, and particularly in corrosion analysis and the design and implementation of corrosion control systems. He graduated from Kent State University with a Bachelor of Science degree in Geology, and also has completed the Graduate School of Business course at Stanford University. Age 62.

DAVID H. KROON
--------------------------------------------------------------------------------

     Mr. Kroon has been a director of Corrpro since 1984, and an Executive Vice President since April 1993. Mr. Kroon is currently our Executive Vice President, Engineering. He served as Senior Vice President of Corrpro from its formation in 1984 until April 1993. Mr. Kroon has over 30 years of engineering and consulting experience in the corrosion control market, including management of business, planning, policies and procedures, and professional development. Mr. Kroon graduated from Yale University with a Bachelor of Science degree in Chemistry. Age 53.

C. RICHARD LYNHAM
--------------------------------------------------------------------------------

     Mr. Lynham has been a director of Corrpro since June 1992. Since 1992, Mr. Lynham has been the owner and Chief Executive Officer of Harbor Castings, Inc., an investment-casting foundry holding company with wholly-owned subsidiaries in North Canton, Ohio, Piney Flats, Tennessee, and Muskegon, Michigan. From 1984 to 1992, he was Group Vice President, Industrial Ceramics, for Ferro Corporation, a Fortune 500 manufacturer of specialty industrial products. Mr. Lynham is a director of Western Reserve Bancorp, Inc. He holds the degrees of Bachelor of Mechanical Engineering from Cornell University and Master of Business Administration from Harvard University. Age 60.

NEAL R. RESTIVO
--------------------------------------------------------------------------------

     Mr. Restivo has been a director since January 2001. Mr. Restivo is currently Vice President of Operations and Finance and Chief Financial Officer of Weatherchem Corporation, a provider of dispensing and packaging products, which he joined in October 2001. From February 2001 until September 2001, Mr. Restivo was Vice President, Chief Financial Officer, Secretary and Treasurer at Grand Eagle, Inc., a motor, transformer and power system repair services company. From October 1995 to January 2001, Mr. Restivo was employed as Corrpro's Chief Financial Officer, Secretary and Treasurer. He was also elected Senior Vice President in October 1995 and became an Executive Vice President of Corrpro in March 1998. Mr. Restivo graduated from Miami University, Ohio with the degree of Bachelor of Science, Accountancy. Age 42.

                               BOARD INFORMATION

BOARD MEETINGS:
--------------------------------------------------------------------------------

     In fiscal 2002, the Board held a total of seven meetings. Each director attended at least 75% of all Board and applicable Committee meetings.

BOARD COMMITTEES:
--------------------------------------------------------------------------------

     The Board has an Audit Committee and a Compensation Committee, which has a subcommittee. The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibility by reviewing the financial information which will be provided to shareholders and others, the systems of internal financial controls that management and the Board have established, and the audit process. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which was attached to Corrpro's 2001 proxy statement as Appendix A. The Audit Committee reports its activities to the Board on a regular basis. The Audit Committee held eight meetings in fiscal 2002. Current Members: Mr. Lynham (Chairperson), Dr. Rogers, and Mr. Restivo.

     The Compensation Committee reviews and approves the Chief Executive Officer's ("CEO") compensation and, upon consultation with the CEO, compensation for the officers of Corrpro and its subsidiaries who report directly to the CEO. It also establishes, amends, and determines awards under executive compensation plans and programs; oversees selection of and meets with outside consultants to review Corrpro's executive compensation programs as appropriate; and reviews Board responsibilities, recommends the number of directors, and is authorized to nominate directors and Committee members. The Compensation Committee, held two meetings during fiscal 2002, one of which was held concurrently with its Stock Option Subcommittee. Current Members: Mr. Lynham, Mr. Rog and Dr. Rogers (Chairperson). Its Stock Option Subcommittee, which administers and authorizes awards under certain of Corrpro's compensation plans, is comprised of Mr. Lynham and Dr. Rogers (Chairperson).

     The entire Board elected to exercise its right to nominate the directors standing for election at the 2002 annual shareholders' meeting. The Compensation Committee will consider in its discretion director nominees recommended by shareholders for election at an annual shareholders' meeting if a written nomination is received by our corporate secretary not later than 60 days before the date on which we first mailed our proxy materials for the prior year's annual shareholders' meeting.

                               BOARD COMPENSATION

RETAINER AND FEES
--------------------------------------------------------------------------------

     Corrpro pays non-employee directors an annual retainer of $12,000. Corrpro also pays non-employee directors $1,000 ($1,200 for a Committee chairperson) for each in-person Board or Committee meeting attended and $350 ($550 for a Committee chairperson) for each telephonic Board or Committee meeting attended. Corrpro also reimburses its directors for reasonable out-of-pocket expenses incurred in attending Board and Committee meetings.

     In May 2001, we reviewed our non-employee directors' historic level of compensation and the compensation levels of directors within our industry and at other publicly held companies. As a result, we recommended to the Compensation Committee an increase in our director's cash compensation. The Compensation Committee expressed its desire to align more closely the compensation of our outside directors with the performance of Corrpro and the interests of the shareholders. The Compensation Committee asked Corrpro to explore the use of equity incentives in lieu of increasing the cash retainer to accomplish this purpose. As a result, the Board approved the 2001 Non-Employee Directors' Stock Appreciation Rights Plan, which became effective May 17, 2001. Pursuant to the plan, a one-time grant of vested stock appreciation rights was made to non-employee directors then serving on the Board at an exercise price of $2.10 per share. The stock appreciation rights entitle each eligible director to be paid in cash, subject to the applicable terms and conditions of the grant, on or after May 17, 2006, the amount of appreciation in the fair market value over the exercise price of 10,000 Corrpro common shares between May 17, 2001 and May 17, 2006.

     In connection with the Audit Committee's investigation of accounting irregularities discovered at Corrpro's Australian subsidiary, the Board approved an arrangement to compensate the Audit Committee members for their time and expenses devoted to the investigation. The Audit Committee members receive their approved standard meeting fee for meetings convened to address the investigation. In addition, Corrpro compensates each Audit Committee member at the rate of $275 per half day and $550 per full day for time (other than for time spent in Committee meetings) devoted to the investigation.

DEFERRED COMPENSATION PLAN
--------------------------------------------------------------------------------

     Eligible directors may elect to defer payment of all or any part of their retainer and fees under the Deferred Compensation Plan for Outside Directors. Participating directors elect an investment model which determines the return on their deferred funds. The investment model can include Corrpro common shares. Deferred portions are payable in a lump sum, over a period of five years or over a period of ten years. The director specifies in advance the date on which payments will begin. Payments may be accelerated if the director dies or becomes disabled.

OUTSIDE DIRECTORS' STOCK OPTION PLAN
--------------------------------------------------------------------------------

     Under the 1997 Non-Employee Directors' Stock Option Plan, Corrpro automatically grants stock options to purchase 2,500 Corrpro common shares at fair market value on the date a director is first elected and, beginning the next calendar year, on each September 30th on which the individual continues as a Corrpro director.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

     Corrpro's Compensation Committee generally exercises the Board's powers in determining the compensation of Corrpro's executive officers. The Compensation Committee also administers Corrpro's incentive plans, including, through its Stock Option Subcommittee, the 1997 Long-Term Incentive Plan. The Stock Option Subcommittee is comprised only of non-employee directors as defined by the SEC. Mr. Rog, who is a member of the Compensation Committee, abstains from actions on his own compensation. Generally, executive officer compensation is made up of base salary and both cash and equity incentive compensation. All compensation components are described below.

BASE SALARIES
--------------------------------------------------------------------------------

     The Compensation Committee reviews recommendations and sets the base salaries of the named executive officers each fiscal year. In performing this review, the Compensation Committee considers the compensation practices of comparable companies, competitive trends, individual performance, performance of the company as a whole, and duties and responsibilities of the officers.

     In establishing Mr. Rog's base salary for fiscal 2002, the Compensation Committee considered published market data on domestic industrial companies of similar size. The Compensation Committee believed it was necessary to consider a broad group of domestic industrial companies of similar size for salary comparisons since this broad group of companies competes for the talent of the executive officers.

INCENTIVE COMPENSATION
--------------------------------------------------------------------------------

     Cash Incentives. Corrpro maintains an annual cash incentive bonus program. Key employees, including the executive officers, can earn cash incentive bonuses. Incentive bonuses for executive officers are determined based on established targeted and maximum plan year earnings and return on assets performance goal thresholds for the company as a whole and for individual business units. Corresponding bonus amounts have been determined for each plan participant. The bonus payable is equal to the sum of the bonus amount earned upon achievement of the applicable earnings goal threshold plus the bonus amount earned upon achievement of the applicable return on assets goal threshold, plus other specific criteria. The performance goal thresholds for the company as a whole are based on total consolidated earnings before taxes and bonus and return on assets. Business unit thresholds are generally based on business unit earnings after allocated interest charges and before taxes, corporate charge, and bonus of the business unit and return on assets. In determining the size of target awards for the CEO and other executive officers for fiscal 2002, the Compensation Committee reviewed the performance of each executive relative to such executive's individual goals.

     Equity Incentives. In fiscal 2001, the Stock Option Subcommittee approved a stock option surrender program in which our executive officers were eligible to participate. The Stock Option Subcommittee believed that many of our outstanding stock options were not achieving the purpose for which they were designed because the exercise prices were significantly higher than the prevailing fair market value of the common shares. The Stock Option Subcommittee determined that the surrender program, which commenced in December 2000, was in the best interests of Corrpro, the participants and the shareholders and would serve the options' purpose of increasing shareholder value under current circumstances by helping to motivate and retain employees. Under the program, eligible participants were provided the opportunity to surrender voluntarily any or all of their eligible existing Corrpro stock options (generally those granted prior to fiscal 2001) and have a like number of new options issued at a date at least six months in the future at the fair market value of the common shares at that time.

Respectfully submitted,

               Compensation Committee:
               C. Richard Lynham
               Joseph W. Rog
               Warren F. Rogers

                           COMPANY STOCK PERFORMANCE

     The graph below compares the cumulative total shareholders return from investing $100 on March 31, 1997 in Corrpro common shares, the S&P 500 Index, and an index of peer companies. The graph assumes that all dividends, if any, were reinvested. The peer companies offer a broad range of engineering, environmental and cost construction services. They include Exponent, Inc., Harding Lawson Associates Group, Inc. (through June 2000, after which its results are no longer available), Michael Baker Corp. and, for periods prior to fiscal 1999, Tanknology Environmental, Inc. Tanknology Environmental, Inc.'s results are no longer available as of the end of fiscal 1999.

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
                        MARCH 31, 1997 TO MARCH 31, 2002

                                    [GRAPH]

                              1997      1998      1999      2000      2001      2002
                             ------    ------    ------    ------    ------    ------
CORRPRO COMPANIES, INC. ...  100.00    153.90    147.73     61.69     21.43     14.29
S&P 500....................  100.00    148.00    175.32    206.78    161.95    162.35
PEER GROUP.................  100.00    149.80    101.02    129.69    121.08    149.88

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF COMPENSATION
--------------------------------------------------------------------------------

     The following table summarizes the compensation we paid our CEO and each of the four other most highly compensated executive officers for fiscal 2002, 2001, and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
NAME AND PRINCIPAL             FISCAL                        OTHER ANNUAL      STOCK          ALL OTHER
POSITION                        YEAR     SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION(1)
----------------------------------------------------------------------------------------------------------
Joseph W. Rog................   2002    $285,000   $     0        $0          206,250(2)       $8,418
  Chairman of the Board,.....   2001     285,000         0         0           28,000           8,543
  Chief Executive Officer....   2000     274,000         0         0                0           7,850
  and President

Michael K. Baach.............   2002     180,000         0         0           56,250(2)        6,628
  Executive Vice
    President,...............   2001     180,000         0         0           17,000           6,690
  Sales......................   2000     165,000         0         0                0           6,341

George A. Gehring, Jr........   2002     172,000    17,355(3)       0         131,250(2)        6,881
  Executive Vice
    President,...............   2001     172,000         0         0           17,000           6,865
  Operations.................   2000     165,000         0         0                0           6,021

David H. Kroon...............   2002     170,000         0         0           46,875(2)        6,016
  Executive Vice
    President,...............   2001     170,000         0         0           17,000           6,120
  Engineering................   2000     160,000         0         0                0           4,967

Barry W. Schadeck............   2002     180,000         0         0           91,250(2)            0
  Executive Vice
    President,...............   2001     180,000         0         0           17,000               0
  Manufacturing and
    President................   2000     165,000         0         0                0               0
  of Corrpro Canada, Inc.

-------------------------

(1)Amounts represent matching contributions under Corrpro's 401(k) retirement savings plan.

(2)These options were granted in June 2001 pursuant to Corrpro's stock option surrender program in an amount equal to the same number of options surrendered under the program. The new options are subject to the terms of the applicable option agreement and the provisions of the Corrpro 1997 Long-Term Incentive Plan and become exercisable in equal annual increments on the first, second and third anniversaries of the grant date.

(3)Amount represents bonus earned pursuant to Corrpro's Management Incentive Plan for fiscal 2002.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table lists our grants during fiscal 2002 of stock options to the officers named in the Summary Compensation Table. The amounts shown as potential realizable values rely on arbitrarily assumed increases in value required by the SEC. The ultimate value of the options depends on actual future share prices. Market conditions and other factors can influence those future share values, and the amounts shown below are not intended to forecast future appreciation of Corrpro Common Shares.

                                                                                         POTENTIAL REALIZABLE
                                  INDIVIDUAL GRANTS                                            VALUE AT
--------------------------------------------------------------------------------------   ASSUMED ANNUAL RATES
                       NUMBER OF     PERCENT OF TOTAL                                       OF STOCK PRICE
                       SECURITIES      OPTIONS/SARS       EXERCISE                         APPRECIATION FOR
                       UNDERLYING       GRANTED TO        OR BASE                            OPTION TERM
                      OPTIONS/SARS     EMPLOYEES IN        PRICE                         --------------------
NAME                   GRANTED(1)      FISCAL YEAR      PER SHARE(2)   EXPIRATION DATE      5%         10%
-------------------------------------------------------------------------------------------------------------
Joseph W. Rog........    206,250          30.8%             $2.55       June 29, 2011    $330,759    838,209
Michael K. Baach.....     56,250            8.4              2.55       June 29, 2011      90,207    228,602
George A. Gehring,
  Jr.................    131,250           19.6              2.55       June 29, 2011     210,483    533,406
David H. Kroon.......     46,875            7.0              2.55       June 29, 2011      75,173    190,502
Barry W. Schadeck....     91,250           13.6              2.55       June 29, 2011     146,335    370,843

---------------

(1)These options were granted in June 2001 pursuant to Corrpro's stock option surrender program in an amount equal to the same number of options surrendered under the program. The new options are subject to the terms of the applicable options agreement and the provisions of the Corrpro 1997 Long-Term Incentive Plan and become exercisable in equal annual increments on the first, second and third anniversaries of the grant date. The options also may become exercisable upon a change in control as defined either in the 1997 Long-Term Incentive Plan or the applicable change in control agreements entered into by Corrpro and the named executive officers. The new options were granted subject to a new 3-year vesting schedule, regardless of the vested status of the options surrendered.

(2)Based on the closing price of the common shares of $2.55 on the New York Stock Exchange on June 30, 2001.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table shows for the officers named in the summary compensation table above information about their exercise of stock options to purchase common shares during fiscal 2002 and their unexercised stock options to purchase common shares at March 31, 2002.

                                                                                    VALUE OF
                                                                                  UNEXERCISED
                                                      NUMBER OF SECURITIES        IN-THE-MONEY
                               SHARES                  UNDERLYING OPTIONS      OPTIONS AT FISCAL
                              ACQUIRED     VALUE       AT FISCAL YEAR-END           YEAR-END
                                 ON       REALIZED        EXERCISABLE/            EXERCISABLE/
NAME                          EXERCISE      ($)           UNEXERCISABLE         UNEXERCISABLE(1)
-------------------------------------------------------------------------------------------------
Joseph W. Rog...............    None        N/A        45,000      234,250          0       0
Michael K. Baach............    None        N/A        18,750       73,250          0       0
George A. Gehring, Jr.......    None        N/A        15,600      148,250          0       0
David H. Kroon..............    None        N/A        18,750       63,875          0       0
Barry W. Schadeck...........    None        N/A             0      108,250          0       0

---------------

(1)Based on the fact that the closing price of Corrpro's common shares on March 29, 2002 was less than the exercise price of the options, none of the outstanding options were in-the-money.

     In fiscal 2001, we initiated a stock option surrender program. Under the program, eligible participants were provided the opportunity to surrender voluntarily any or all of their eligible existing Corrpro stock options (generally those granted prior to fiscal 2001) and have a like number of new options issued at a date at least six months in the future at the fair market value of the common shares at that time.

     In exchange, Corrpro granted new options on June 30, 2001 in an amount equal to the same number of options surrendered under this program. Participants who surrendered options had to be in our employ on the date the new options were granted in order to receive a grant of new options. The new options are subject to the terms of the applicable option agreement and the provisions of the Corrpro 1997 Long-Term Incentive Plan.

     These new options were granted at an exercise price of $2.55 per share, the fair market value of our common shares on June 30, 2001. The new options become exercisable in equal annual increments on the first, second and third anniversaries of the grant date. The new options were granted subject to a new 3-year vesting schedule, regardless of the vested status of the options surrendered.

     In December 2000, Messrs. Rog, Baach, Gehring, Kroon, and Schadeck surrendered, respectively: 206,250; 56,250; 131,250; 46,875; and 91,250 previously granted options. On June 30, 2001, each was granted a like number of options, subject to a new vesting schedule, at the June 30, 2001 fair market value of $2.55 per share.

                              REPORT ON REPRICING

     The Compensation Committee of Corrpro's Board of Directors believes that hiring and retaining key employees and service providers is central to implementing its business plan. In furtherance of these goals, in the fourth quarter of 2001 implemented an option exchange program. This program entitled all option holders holding options granted prior to March 31, 2000 to tender their options to Corrpro. In return, Corrpro agreed to grant such holder, if still an employee, replacement options not less than six months after the tender.

     These replacement options have exercise prices equal to the fair market value of Corrpro's common shares on the date of re-grant. Each replacement option has a term of 10 years and becomes exercisable over a period of three years from the date of grant through June, 2004.

     The following table sets forth certain information concerning the exchange program, including (i) the name and position of each executive officer and director who participated in the exchange program, (ii) the date of acceptance of tender, (iii) the number of securities underlying the options repriced, (iv) the market price of stock at time of repricing, (v) the exercise price at time of repricing, (vi) the new exercise price and (vii) the length of the original option term remaining at the time of repricing.

                           TEN YEAR OPTION REPRICING

                                                                                          LENGTH OF
                                         NUMBER OF     MARKET                              ORIGINAL
                                         SECURITIES   PRICE OF    EXERCISE               OPTION TERM
                                         UNDERLYING   STOCK AT    PRICE AT      NEW      REMAINING AT
                                          OPTIONS      TIME OF     TIME OF    EXERCISE     DATE OF
NAME                            DATE      REPRICED    REPRICING   REPRICING    PRICE      REPRICING
-----------------------------------------------------------------------------------------------------
Joseph W. Rog...............  06/30/01     50,000       $2.55      $ 6.77      $2.55      4.8 years
  Chairman of the Board,      06/30/01     50,000        2.55        7.65       2.55      5.8
  CEO, President and
     Director                 06/30/01     25,000        2.55        9.60       2.55      6.1
                              06/30/01     25,000        2.55       12.00       2.55      6.5
                              06/30/01     31,250        2.55       11.25       2.55      6.8
                              06/30/01     25,000        2.55       12.80       2.55      6.9
Michael K. Baach............  06/30/01     15,000        2.55        7.75       2.55      4.9 years
  Executive Vice President,   06/30/01     12,500        2.55        9.60       2.55      6.1
  Sales and Director          06/30/01     18,750        2.55       11.25       2.55      6.8
                              06/30/01     10,000        2.55       12.80       2.55      6.9
George A. Gehring, Jr.......  06/30/01     75,000        2.55        5.55       2.55      4.7 years
  Executive Vice President,   06/30/01     15,000        2.55        7.75       2.55      4.9
  Operations                  06/30/01     12,500        2.55        9.60       2.55      6.1
                              06/30/01     18,750        2.55       11.25       2.55      6.8
                              06/30/01     10,000        2.55       12.80       2.55      6.9
David H. Kroon..............  06/30/01     15,000        2.55        7.75       2.55      4.9 years
  Executive Vice President,   06/30/01     12,500        2.55        9.60       2.55      6.1
  Engineering and Director    06/30/01      9,375        2.55       11.25       2.55      6.8
                              06/30/01     10,000        2.55       12.80       2.55      6.9
Barry W. Schadeck...........  06/30/01     10,000        2.55       14.96       2.55      3.8 years
  Executive Vice President,   06/30/01     25,000        2.55        5.94       2.55      4.1
  Manufacturing and           06/30/01     15,000        2.55        7.75       2.55      4.9
  President,                  06/30/01     12,500        2.55        9.60       2.55      6.1
  Corrpro Canada, Inc.        06/30/01     18,750        2.55       11.25       2.55      6.8
                              06/30/01     10,000        2.55       12.80       2.55      6.9
Michael R. Tighe............  06/30/01     12,500        2.55        6.87       2.55      2.6 years
  Executive Vice President,   06/30/01      1,875        2.55       11.71       2.55      3.1
  International               06/30/01      1,250        2.55        6.49       2.55      4.8
                              06/30/01      2,500        2.55       11.25       2.55      6.8
                              06/30/01        500        2.55       10.13       2.55      7.3
Ted Bojanowski..............  06/30/01     10,000        2.55        5.25       2.55      8.5 years
  Senior Vice President,
  Marketing and Strategic
  Planning
John D. Moran...............  06/30/01      5,000        2.55        7.54       2.55      5.5 years
  Senior Vice President       06/30/01      2,500        2.55       11.25       2.55      6.8
  General Counsel
  and Secretary
Robert M. Mayer.............  06/30/01      1,250        2.55       11.10       2.55      6.6 years
  Vice President,             06/30/01      1,000        2.55       10.56       2.55      7.2
  Corporate Controller

Respectfully submitted,

               Compensation Committee:
               C. Richard Lynham
               Joseph W. Rog
               Warren F. Rogers

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
--------------------------------------------------------------------------------

     Mr. Rog is employed under an employment agreement having a term through March 31, 2004. Under this agreement, Mr. Rog serves as Corrpro's Chairman of the Board, Chief Executive Officer and President. The agreement provides for Mr. Rog to be nominated as a Corrpro director for so long as such agreement remains in effect.

     This employment agreement provides for the payment of Mr. Rog's base salary and such other compensation as determined by the Board of Directors from time to time. Other compensation may include bonuses, stock options and incentive compensation. Mr. Rog's base salary is subject to annual review.

     Mr. Rog may not compete with Corrpro during the term of the agreement and for as long as Mr. Rog receives retirement income payments from Corrpro. Corrpro may terminate Mr. Rog's employment for good cause (as defined in the agreement), in which case Corrpro will pay Mr. Rog his base salary earned through termination with no further obligation to him except as required by law. Mr. Rog has earned the right to receive retirement income with a lifetime survivor benefit to his spouse in an amount equal to 50% of his base salary, payable monthly, provided that certain conditions are satisfied.

     Corrpro may have to pay severance to Mr. Rog if specified events occur. These events include termination of his employment at a time when Corrpro is in breach or termination of the agreement by Corrpro without good cause. In such cases, Corrpro must pay two years of severance at the rate of his base salary in effect at the time of termination plus a payment equal to one full year's participation in any short-term incentive bonus plan at the 100% level. Mr. Rog also would be entitled to continue any medical or other insurance coverage in effect at the time of termination until age 65.

     Mr. Rog is eligible for disability benefits. If he becomes disabled while employed, his salary and other compensation continues for the first ninety days, offset by amounts paid under other company-sponsored disability plans. If his disability cannot be reasonably accommodated, the Board may terminate his employment. In such case, Mr. Rog's current participation in bonus and incentive plans will not be adversely affected. Mr. Rog also is covered by other company welfare benefits.

     Corrpro and each of Mr. Baach, Mr. Gehring and Mr. Kroon have signed employment agreements effective through March 31, 2004 under which each serves as an Executive Vice President. These agreements provide for the payment of base salaries, subject to annual adjustment. In general, these agreements provide severance arrangements similar to those included in the employment agreement with Mr. Rog described above, except that no retirement income will be paid and that medical and other insurance coverage shall continue for a period of twenty-four months rather than to age 65 if the executive is terminated when specified events occur. Mr. Schadeck's services are provided through one of Corrpro's Canadian subsidiaries. This subsidiary has engaged Mr. Schadeck under a management services agreement which provides for base level compensation and bonuses based on performance. The agreements with the named executive officers generally restrict the officers from competing for two years following termination.

     We recognize that our executives may be involved from time to time in evaluating or negotiating offers, proposals, or other transactions that could result in a change in control of Corrpro and believe that it is in the best interest of Corrpro and its shareholders for such executives to be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively our interests and the interests of our shareholders in making these evaluations and carrying on such negotiations. Therefore, we have entered into change in control agreements with our named executive officers. The agreements are intended to provide the executives with certain benefits and to grant certain protections so that the executives may more fully focus on enhancing shareholder value and addressing the issues related to a change in control (as defined in the agreements), and to reward the executives for the substantial extra effort involved in a change in control.

     The change in control agreements provide for severance payment, and other benefits without duplication of amounts payable under the executive employment contracts, if certain events occur. Each agreement applies only to the first change in control to occur.

     The type of change in control determines the potential severance benefits. Upon the occurrence of a hostile change in control, the executive would be entitled, whether or not employment is terminated, to a lump sum payment equal to three times current cash compensation, bonus and certain benefits and a gross-up for certain excise taxes, if they apply. The executive would also be entitled to three years of continued welfare benefits. In a friendly change in control, if the executive is terminated, other than for good cause, or resigns for good reason, in contemplation of or before the second anniversary of the friendly change in control, the executive is entitled to, in total, a lump sum payment equal to two times current cash compensation, bonus and certain benefits. The executive would also be entitled to two years of continued welfare benefits. In the event of a change in control of any type, all of the executives' outstanding stock options become exercisable. In addition, Corrpro must set aside sufficient funds, in a trust which satisfies certain tax requirements, covering potential obligations to Mr. Rog. The following terms are used in this paragraph, as defined in the change in control agreements: hostile change in control, welfare benefits, friendly change in control, good cause, good reason and in contemplation of.

     In addition, to provide further incentives to management to maximize shareholder value on a continuing basis and to address certain other concerns, executives can earn a transaction bonus upon a change in control in certain circumstances. In the event of a friendly change in control, the transaction bonuses are payable 50% upon completion of a change in control and 50% on the first anniversary thereof, provided the executive is still a Corrpro employee at that time.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon information provided by those persons, all SEC stock ownership reports required to be filed by those reporting persons during fiscal 2002 were timely made, with the exception that the initial Form 3, Initial Statement of Beneficial Ownership of Securities for Mr. Robert Sloan was inadvertently filed late.

                            CORRPRO SHARE OWNERSHIP

     The following table shows information regarding beneficial ownership of our Common Shares as of June 17, 2002, unless otherwise indicated, by each person or group which is known by us to own beneficially more than 5% of our common shares, each director and nominee for election as a director, each of the officers named in the summary compensation table and all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective director, officer or shareholder, as the case may be. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

                                                              NUMBER OF
NAME                                                          SHARES(1)   PERCENT
---------------------------------------------------------------------------------
Michael K. Baach............................................    128,614     1.5
George A. Gehring, Jr.......................................     67,000       *
David H. Kroon..............................................    282,772     3.2
C. Richard Lynham...........................................     25,625       *
Harry Millis................................................     39,850       *
Neal R. Restivo.............................................    110,749     1.3
Joseph W. Rog...............................................    383,629     4.4
Warren F. Rogers............................................     30,875       *
14 Directors and executive officers as a group..............  1,157,467    13.2
Royce & Associates, Inc.(2).................................    857,975    10.6
  1414 Avenue of the Americas
  New York, New York 10019
Delta Partners LLC(2).......................................    735,000     8.9
  One Financial Center, Suite 1600
  Boston, Massachusetts 02111
JB Capital Partners L.P.(2).................................    519,800     6.3
  23 Berkley Lane
  Rye Brook, New York 10573
Dimensional Fund Advisors, Inc.(2)..........................    504,400     6.2
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

-------------------------

 * Less than 1%

(1) The number of shares listed includes shares under currently exercisable stock options and stock options which may become exercisable within 60 days following June 17, 2002. The number of such exercisable stock options for those listed above are: Mr. Baach (37,500 shares); Mr. Gehring (59,350 shares); Mr. Kroon (34,375 shares); Mr. Lynham (23,750 shares); Mr. Restivo (107,917 shares); Mr. Rog (113,750 shares); and Dr. Rogers (10,625 shares); and all directors and officers as a group (443,808).

(2) Based upon information contained in the following documents as filed with the SEC:

     - Amendment to Schedule 13G filed by Royce & Associates, Inc. on February 7, 2002.

     - Amendment to Schedule 13G jointly filed by Delta Partners LLC, Prism Partners LP, Delta Advisors LLC, Prism Offshore Fund Ltd., Charles Jobson and Christopher Argyople on June 18, 2002. Delta Partners LLC reported that it had shared voting and dispositive power with respect to 735,000 shares. Prism Partners LP reported that it had sole voting and dispositive power with respect to 268,011 shares. Delta Advisors

       LLC reported that it had shared voting and dispositive power with respect to 268,011 shares. Prism Offshore Fund Ltd. reported that it had shared voting and dispositive power with respect to 466,989 shares. Charles Jobson reported that he had shared voting and dispositive power with respect to 735,000 shares. Christopher Argyrople reported that he had shared voting and dispositive power with respect to 735,000 shares.

     - Schedule 13G jointly filed by JB Capital Partners, L.P. and Alan W. Weber on April 11, 2002. JB Capital Partners, L.P. reported that it had shared voting and dispositive power with respect to 484,800 shares. Alan W. Weber reported that he had sole voting and dispositive power with respect to 35,000 shares and shared voting and dispositive power with respect to 484,800 shares.

     - Amendment to Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 12, 2002.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2002, Joseph W. Rog served as our Chairman of the Board, Chief Executive Officer, and President and also served on our Compensation Committee.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by American Stock Exchange rules, other than Mr. Restivo who is continuing as a member of the Audit Committee pursuant to the override provision of the American Stock Exchange rules.((1))

     The Audit Committee has adopted a written charter, which has been approved by the Board of Directors and was attached as Appendix A to Corrpro's 2001 proxy statement. The Audit Committee has reviewed and discussed Corrpro's audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP ("KPMG"), Corrpro's independent auditors for 2002, are responsible for expressing an opinion on the conformity of Corrpro's audited financial statements with generally accepted accounting principles.

---------------

(1)Under the American Stock Exchange rules, generally a director who was employed by a listed company may not serve on the company's audit committee until three years following the termination of his or her employment. A former executive officer, who is not considered independent due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the audit committee if the company's board of directors determines that membership on the committee by the individual is required by the best interests of the company and its shareholders.

   During calendar year 2000, we experienced two unexpected health-related vacancies on the Board by directors who also served on the Audit Committee causing our Audit Committee membership to drop below the required minimum of three members. None of the other directors met the New York Stock Exchange (the stock exchange on which we were listed at the time) requirements to serve on the Audit Committee. Mr. Restivo had served as our Executive Vice President and Chief Financial Officer and held other executive officer positions from 1995 until his resignation to pursue other opportunities in January 2001. He agreed to be nominated to the Board to fill one of the Board vacancies effective January 29, 2001. Given the facts and circumstances and the requirements of the New York Stock Exchange and SEC, the Board determined that Mr. Restivo also should be appointed to the Audit Committee as being in the best interests of Corrpro and our shareholders. The Board has further determined that the continued participation of Mr. Restivo is still required by the best interests of Corrpro and our shareholders.

   The factors that the Board considered in making these determinations included Mr. Restivo's credibility, integrity, familiarity with Corrpro and business and financial acumen, as well as the mix of our inside and outside directors, our ability to recruit outside independent directors on a timely basis, strategic alternatives being considered, the impact on our ongoing relationships with our lenders and the investment community and the perception of employees.

     The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). KPMG has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG the firm's independence. The Audit Committee also considered whether KPMG's provision of non-audit services to Corrpro and its affiliates is compatible with KPMG's independence.

     As a result of the discovery of accounting irregularities at the Company's Australian subsidiary announced in March 2002, the Committee conducted an investigation and engaged special counsel to provide advice and counsel to it in connection with its investigation. The Committee also authorized counsel to engage the forensic investigation unit of the independent accounting firm of Deloitte Touche Tohmatsu to assist in the investigation of the accounting irregularities.

     In addition, as a result of the discovery of the accounting irregularities, KPMG conducted additional auditing procedures in its audit of the Company's fiscal 2002 year-end financial statements.

     Based upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements, which included the restatement of the consolidated financial statements for the fiscal year ended March 31, 2001, be included in Corrpro's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted,

               Audit Committee:
               C. Richard Lynham
               Neal R. Restivo
               Warren F. Rogers

                              INDEPENDENT AUDITORS

     Corrpro is incorporated in Ohio, which does not require approval by shareholders of the selection of independent auditors. A representative of KPMG is expected to be present at the annual meeting who will have the opportunity to make a statement. KPMG acted as independent auditors for Corrpro for fiscal 2002. The Board of Directors has yet to make a determination as to the independent auditors who will audit Corrpro's financial statements for fiscal 2003.

Fees paid to KPMG for fiscal 2002 were as follows:

Audit fees:.................................................  $509,897
Other fees:.................................................  $ 90,127

                     VOTING PROCEDURES/REVOKING YOUR PROXY

     You may vote by mail or in person at the meeting. To vote by mail, complete and sign your proxy card -- or your broker's voting instruction card if your shares are held by your broker -- and return it in the enclosed business-reply envelope.

     To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. A quorum is present if at least a majority of the outstanding shares on August 15, 2002 (i.e., a majority of 8,408,276 shares) is present in person or by proxy. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Articles of Incorporation or Code of Regulations.

     Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum for that matter, and their proxies will not affect determination of a plurality. Those abstentions, however, will not count towards achievement of a majority.

     A proxy statement and proxy card is being sent to participants who own Corrpro common shares through our 401(k) retirement savings plan and our employee stock purchase plan. The proxy serves as a voting instruction for your plan shares. For our 401(k) plan, if you do not vote your shares, the plan trustee will vote them on your behalf. For the employee stock purchase plan, if you do not vote your shares, they will remain unvoted at the annual meeting.

     The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted FOR the agenda items noted on the first page of this proxy statement.

     You can change your mind after sending in a proxy, until the meeting, by following these procedures.

     Your proxy may be revoked if you:

     - Deliver a signed, written revocation letter, dated later than the proxy, to John D. Moran, Secretary, at 1090 Enterprise Drive, Medina, Ohio 44256;

     - Deliver a signed proxy, dated later than the first one, to Fifth Third Bank, 38 Fountain Square Plaza 10AT60, Cincinnati, Ohio 45202; or

     - Attend the meeting and vote in person or by proxy.

     Attending the meeting alone will not revoke your proxy.

                               PROXY SOLICITATION

     Corrpro will bear the costs of soliciting proxies. In addition to solicitation by mail, our employees may also solicit proxies for no additional compensation by telephone, mail or personal interview. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     From time to time, shareholders seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting.

To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit, to our Secretary, nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals to be included in the proxy statement for the 2003 annual meeting no later than May 2, 2003.

     We must receive proposals not to be included in the proxy statement for the 2003 annual meeting no later than July 17, 2003. Our proxy for the 2003 annual meeting will grant discretionary authority to persons named therein with respect to any such matter of which we do not receive notice by July 17, 2003.

     In addition, Section 3.3 of our Code of Regulations provides generally that no proposal, resolution, amendment to any proposal or resolution, or nomination, other than procedural matters relating to the conduct of the meeting, may be considered at a meeting of our shareholders unless that matter has been set forth in a proxy or information statement furnished to our shareholders in connection with the meeting in compliance with the requirements of the Securities Exchange Act of 1934.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

     A copy of Corrpro's Fiscal 2002 Annual Report on Form 10-K filed with the SEC is contained within the enclosed annual report. Copies may be obtained by shareholders, without charge, upon written request to Investor Relations, Corrpro Companies, Inc., 1090 Enterprise Drive, Medina, Ohio 44256. You may also obtain our SEC filings through the Internet at www.sec.gov or our website at www.corrpro.com.

By order of the Board of Directors.

/s/ John D. Moran
John D. Moran
Secretary

August 30, 2002

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

PROXY                        CORRPRO COMPANIES, INC.
         Board of Directors Proxy for Annual Meeting, September 19, 2002

     The undersigned, having received the Notice of Meeting and Proxy Statement, hereby constitutes and appoints Joseph W. Rog, David H. Kroon and Michael K. Baach, and each of them (with full power of substitution respectively), true and lawful attorneys and proxies for the undersigned to attend the Annual Meeting to be held September 19, 2002, at 10:00 a.m., at Best Western, 2875 Medina Rd, Medina, Ohio, and any adjournments thereof.

     The Proxy when properly executed will be voted in the manner directed; if no direction is made this Proxy will be voted FOR the Director Nominees. In their discretion, the parties are also authorized to vote upon such other matters as may properly come before the meeting.

1.   Election of Directors, Nominees:

        / / FOR all nominees listed below        / / WITHHOLD AUTHORITY
            (except as marked to the                 to vote for the nominees
            contrary below)                          listed below

            MICHAEL K. BAACH, HARRY MILLIS, DR. WARREN F. ROGERS


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

We would appreciate your indicating if you are planning to attend the Annual Meeting. Your failure to check this box will not prejudice you from attending
the meeting.   / /  ATTEND MEETING



                                                 (Continued on the reverse side)

CORRPRO COMPANIES, INC.
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66-4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45202




                              FOLD AND DETACH HERE
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                          (Continued from other side)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.


                                             Dated:
                                                   --------------------------

                                             --------------------------------
                                             Signature(s)


                                             --------------------------------
                                             Signature(s)

                                             Please sign exactly as name appears
                                             hereon. Joint owners should each
                                             sign. When signing as attorney,
                                             executor, administrator, trustee,
                                             or guardian, please give full
                                             title as such.